Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
Chief Financial Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES QUARTERLY EARNINGS OF $.39 PER SHARE

SEATTLE, WASHINGTON – February 15, 2005, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $43,563,000 for the fourth quarter of 2004, compared with $36,365,000 for the same quarter of 2003, an increase of 20%.  Net revenues for the fourth quarter of 2004 increased 17% to $241,160,000 as compared with $205,374,000 reported for the fourth quarter of 2003.  Total revenues and operating income were $934,795,000 and $66,571,000 in 2004 compared with $731,413,000 and $58,548,000 for the same quarter of 2003, a revenue increase of 28% and an operating income increase of 14%, respectively.  Diluted net earnings per share for the fourth quarter were $.39 as compared with $.33 for the same quarter in 2003, an increase of 18%.  The company also reported that same store net revenues and operating income increased 18% and 14%, respectively, for the fourth quarter of 2004 when compared with 2003.

For the year ended December 31, 2004, net earnings rose to $156,126,000 from $121,952,000 in 2003, an increase of 28%. Net revenues for the year increased to $906,237,000 from $750,510,000 for 2003, up 21%. Total revenues and operating income for the year were $3,317,499,000 and $241,045,000 in 2004 compared with $2,624,941,000 and $186,762,000 for the same period in 2003, increases of 26% and 29%, respectively.  Diluted net earnings per share for the year 2004 were $1.41 as compared with $1.12 for the same period of 2003, an increase of 26%. Same store net revenues and operating income increased 20% and 29%, respectively, for the year ended December 31, 2004, when compared with the same period of 2003.

“We are pleased to report our 2004 earnings as we certainly began this fourth quarter with the recognition that we had our work cut out for us.  However, our people just dug in and persevered.  They continued to execute for our shareholders by working with our customers and carriers in what was a challenging environment,” said Peter J. Rose, Chairman and Chief Executive Officer.  “We think our fourth quarter results, as well as our profit for the entire year, speak volumes for what the people here at Expeditors can accomplish when faced with difficult situations.  Our people understand that ‘best in class customer service’ is the only way to perpetuate a tradition of satisfied customers and consistent financial results.  When you put first things first, all the other things just fall into place,” Rose commented.

“It is a fact that we operate in a fast moving world of global logistics and supply chain management,” Rose continued.  “Nothing is guaranteed, but by operating with properly mentored, trained and motivated individuals on the front lines, we have the best possible conditions for success.  That was certainly the story for the fourth quarter of 2004,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 170 offices and 12 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Year ended

December 31, 2004 and 2003

Unaudited

(in 000’s of US dollars except share data)

	Three months ended			Year ended
	December 31,		% Inc.	December 31,		% Inc.
	2004	2003		2004	2003
Revenues	$934,795	$731,413	28%	$3,317,499	$2,624,941	26%
Net revenues	$241,160	$205,374	17%	$906,237	$750,510	21%
Operating income	$66,571	$58,548	14%	$241,045	$186,762	29%
Net earnings	$43,563	$36,365	20%	$156,126	$121,952	28%
Diluted earnings per share	$.39	$.33	18%	$1.41	$1.12	26%
Basic earnings per share	$.41	$.35	17%	$1.47	$1.16	27%
Diluted weighted average shares outstanding	112,048,586	109,600,811		110,817,999	109,001,543
Basic weighted average shares outstanding	106,598,077	105,021,220		106,384,151	104,733,442

No new offices were opened in the 4th quarter of 2004.

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on February 16, 2005 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about February 21, 2005.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	December 31, 2004	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$408,983	$295,832
Short-term investments	109	82
Accounts receivable, net	614,044	452,551
Deferred Federal and state income taxes	3,268	3,593
Other current assets	22,724	17,941
Total current assets	1,049,128	769,999

Property and equipment, net	287,379	241,702
Goodwill, net	7,774	7,774
Other intangibles, net	10,839	11,163
Other assets	12,201	13,440

	$1,367,321	$1,044,078
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	2,250	217
Accounts payable	410,251	301,122
Accrued expenses, primarily salaries and related costs	84,778	74,905
Federal, state and foreign income taxes	20,668	10,141
Total current liabilities	$517,947	$386,385

Deferred Federal and state income taxes	$34,498	$8,968

Minority interest	$7,472	$3,224

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share.
Authorized 320,000,000 shares; issued and outstanding 106,643,953 shares at December 31, 2004 and 105,056,454 shares at December 31, 2003	1,066	1,051
Additional paid-in capital	44,678	25,491
Retained earnings	749,974	617,216
Accumulated other comprehensive income	11,686	1,743
Total shareholders’ equity	807,404	645,501

	$1,367,321	$1,044,078

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2004	2003	2004	2003
Revenues:
Airfreight	$453,650	$351,194	$1,553,881	$1,213,167
Ocean freight and ocean services	319,912	247,324	1,178,975	954,541
Customs brokerage and other services	161,233	132,895	584,643	457,233

Total revenues	934,795	731,413	3,317,499	2,624,941

Operating expenses:
Airfreight consolidation	360,857	275,464	1,204,932	934,199
Ocean freight consolidation	264,990	199,323	968,008	763,425
Customs brokerage and other services	67,788	51,252	238,322	176,807
Salaries and related costs	125,648	103,647	479,364	398,475
Rent and occupancy costs	13,543	12,123	51,620	47,100
Depreciation and amortization	7,145	6,600	26,703	24,392
Selling and promotion	7,860	7,073	28,248	23,496
Other	20,393	17,383	79,257	70,285
Total operating expenses	868,224	672,865	3,076,454	2,438,179

Operating income	66,571	58,548	241,045	186,762

Interest expense	(8)	(45)	(42)	(186)
Interest income	1,967	1,162	5,667	4,522
Other, net	585	1,079	2,910	4,544

Other income, net	2,544	2,196	8,535	8,880

Earnings before income taxes and minority interest	69,115	60,744	249,580	195,642

Income tax expense	24,195	23,001	88,415	71,142

Net earnings before minority interest	44,920	37,743	161,165	124,500

Minority interest	(1,357)	(1,378)	(5,039)	(2,548)

Net earnings	$43,563	$36,365	$156,126	$121,952

Diluted earnings per share	$0.39	$0.33	$1.41	$1.12

Basic earnings per share	$0.41	$0.35	$1.47	$1.16

Weighted average diluted shares outstanding	112,048,586	109,600,811	110,817,999	109,001,543

Weighted average basic shares outstanding	106,598,077	105,021,220	106,384,151	104,733,442

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twleve months ended December 31,
	2004	2003	2004	2003
Operating Activities:
Net earnings	$43,563	$36,365	$156,126	$121,952
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	48	40	2,355	380
Deferred income tax expense (benefit)	1,476	(6,910)	19,511	(69)
Tax benefits from employee stock plans	4,822	(1,191)	19,459	3,880
Depreciation and amortization	7,145	6,600	26,703	24,392
Loss (gain) on sale of property and equipment	47	(40)	(19)	(186)
Impairment write down of other assets	—	—	2,000	—
Other	798	886	3,206	3,620
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,804)	(2,011)	(150,213)	(66,237)
Decrease (increase) in other current assets	4,498	10,565	(4,476)	(9,494)
Increase in minority interest	1,353	929	4,103	1,624
Increase (decrease) in accounts payable and other current liabilities	(10,786)	(26,688)	113,904	34,473

Net cash provided by operating activities	50,160	18,545	192,659	114,335

Investing Activities:
Decrease (increase) in short-term investments	(31)	38	(23)	(5)
Purchase of property and equipment	(16,719)	(7,551)	(66,244)	(20,745)
Proceeds from sale of property and equipment	125	126	565	415
Other	495	(5,178)	722	(5,562)

Net cash used in investing activities	(16,130)	(12,565)	(64,980)	(25,897)

Financing Activities:
Borrowings (repayments) of short-term debt, net	2,073	153	1,863	(1,171)
Proceeds from issuance of common stock	2,543	1,802	28,983	20,024
Repurchases of common stock	(2,472)	(1,595)	(29,240)	(20,105)
Dividends paid	(11,726)	(8,404)	(23,368)	(16,772)

Net cash used in financing activities	(9,582)	(8,044)	(21,762)	(18,024)

Effect of exchange rate changes on cash	6,914	4,901	7,234	13,559

Increase in cash and cash equivalents	31,362	2,837	113,151	83,973

Cash and cash equivalents at beginning of period	377,621	292,995	295,832	211,859

Cash and cash equivalents at end of period	408,983	295,832	408,983	295,832

Interest and taxes paid:
Interest	4	27	41	166
Income tax	9,740	25,197	43,946	78,820

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle
	States	N. America	East	Europe	New Zealand	America	East	Eliminations	Consolidated
Three months ended December 31, 2004

Revenues from unaffiliated customers	$172,871	21,773	536,892	137,994	12,050	13,322	39,893		934,795
Transfers between geographic areas	$19,159	1,274	2,909	5,823	1,463	1,520	1,778	(33,926)	—
Total revenues	$192,030	23,047	539,801	143,817	13,513	14,842	41,671	(33,926)	934,795

Net revenues	$96,756	11,775	63,715	45,800	7,307	5,704	10,103		241,160
Operating income	$14,588	4,572	31,054	9,458	1,814	1,866	3,219		66,571
Identifiable assets at quarter end	$646,198	47,594	279,840	304,701	22,361	21,711	40,667	4,249	1,367,321
Capital expenditures	$3,844	745	2,942	8,269	104	539	276		16,719
Depreciation and amortization	$3,487	334	1,168	1,361	191	239	365		7,145
Equity	$873,767	20,035	205,387	90,053	13,131	6,647	19,049	(420,665)	807,404

Three months ended December 31, 2003

Revenues from unaffiliated customers	$138,059	17,536	412,787	111,743	9,573	11,333	30,382		731,413
Transfers between geographic areas	$15,494	947	2,307	4,055	1,012	1,269	1,224	(26,308)	—
Total revenues	$153,553	18,483	415,094	115,798	10,585	12,602	31,606	(26,308)	731,413

Net revenues	$86,620	9,845	52,084	38,644	5,409	4,745	8,027		205,374
Operating income	$15,353	3,504	24,227	10,340	1,362	742	3,020		58,548
Identifiable assets at quarter end	$537,679	32,478	162,991	239,068	17,793	20,492	29,350	4,227	1,044,078
Capital expenditures	$3,676	129	685	1,011	145	1,569	336		7,551
Depreciation and amortization	$3,600	304	857	1,207	192	208	232		6,600
Equity	$682,585	12,931	120,714	63,619	11,945	3,521	14,049	(263,863)	645,501

Twelve months ended December 31, 2004

Revenues from unaffiliated customers	$628,093	77,696	1,880,135	492,651	44,042	52,347	142,535		3,317,499
Transfers between geographic areas	$69,695	4,288	11,096	18,921	5,262	6,188	6,373	(121,823)	—
Total revenues	$697,788	81,984	1,891,231	511,572	49,304	58,535	148,908	(121,823)	3,317,499

Net revenues	$362,961	42,954	252,189	164,132	25,583	21,274	37,144		906,237
Operating income	$63,589	10,828	118,395	29,026	6,242	4,298	8,667		241,045
Identifiable assets at quarter end	$646,198	47,594	279,840	304,701	22,361	21,711	40,667	4,249	1,367,321
Capital expenditures	$34,856	2,150	11,153	13,445	845	1,744	2,051		66,244
Depreciation and amortization	$13,539	1,211	4,044	5,099	665	770	1,375		26,703
Equity	$873,767	20,035	205,387	90,053	13,131	6,647	19,049	(420,665)	807,404

Twelve months ended December 31, 2003

Revenues from unaffiliated customers	$519,488	65,843	1,446,760	406,186	32,077	37,495	117,092		2,624,941
Transfers between geographic areas	$41,714	2,352	7,147	11,715	3,876	4,288	3,576	(74,668)	—
Total revenues	$561,202	68,195	1,453,907	417,901	35,953	41,783	120,668	(74,668)	2,624,941

Net revenues	$309,980	35,912	203,969	137,117	18,985	14,801	29,746		750,510
Operating income	$55,623	8,364	87,313	22,512	3,988	2,073	6,889		186,762
Identifiable assets at quarter end	$537,679	32,478	162,991	239,068	17,793	20,492	29,350	4,227	1,044,078
Capital expenditures	$9,322	1,017	3,510	3,371	324	1,899	1,302		20,745
Depreciation and amortization	$12,879	1,248	3,146	4,892	667	608	952		24,392
Equity	$682,585	12,931	120,714	63,619	11,945	3,521	14,049	(263,863)	645,501

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.